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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

         Name                                   State of Incorporation
         ----                                   ----------------------
Doctors4Doctors.com, Inc.                               Delaware

Neuroscientific Corporation                             Delaware

Global Health Enterprises, Inc.                         Delaware